Exhibit 99.1

Cara Therapeutics Announces Pricing of $85.5 Million Offering of Common Stock

STAMFORD, Conn., July 18, 2018 – Cara Therapeutics, Inc. (Nasdaq: CARA), a clinical-stage biopharmaceutical company focused on developing and commercializing new chemical entities designed to alleviate pruritus and pain by selectively targeting kappa opioid receptors, today announced the pricing of its underwritten public offering of 4,500,000 shares of its common stock at a public offering price of $19.00 per share. The offering is expected to close on or about July 23, 2018, subject to the satisfaction of customary closing conditions. The gross proceeds from the offering, before deducting underwriting discounts and commissions and estimated offering expenses payable by Cara Therapeutics, are expected to be approximately $85.5 million. In addition, Cara Therapeutics granted the underwriters a 30-day option to purchase up to 675,000 additional shares of its common stock on the same terms and conditions. All of the shares in the offering are to be sold by Cara Therapeutics.

Cara Therapeutics intends to use the net proceeds from the underwritten offering to fund its clinical and research development activities, including the completion of its Phase 3 program and submission of a new drug application to the U.S. Food and Drug Administration (FDA) for KORSUVA (CR845/difelikefalin) Injection for the treatment of pruritus associated with chronic kidney disease (CKD) in hemodialysis patients, the advancement of Oral KORSUVA (CR845/difelikefalin) into Phase 2 trials for the treatment of pruritus associated with CKD in Stage III-V patients and chronic liver disease patients, the expansion of its Oral program into certain dermatologic conditions and the exploration of further development of CR845/difelikefalin injection in the post-operative setting after consultation with the FDA, as well as for working capital and other general corporate purposes.

Jefferies and BofA Merrill Lynch acted as lead joint book-running managers for the offering. Piper Jaffray & Co. and Stifel also acted as book-runners for the offering. Canaccord Genuity, Needham & Company, H.C. Wainwright & Co. and Janney Montgomery Scott acted as co-managers for the offering.

The offering is being made only by means of a written prospectus supplement and prospectus forming part of a shelf registration statement previously filed with and declared effective by the Securities and Exchange Commission (SEC). Copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at (877) 821-7388, or by email at prospectus_department@jefferies.com; BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, or by email at dg.prospectus_requests@baml.com; Piper Jaffray & Co., Attention: Prospectus Department, 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, or by telephone at (800) 747-3924, or by email at prospectus@pjc.com, or from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104, or by telephone at (415) 364-2720, or by email at syndprospectus@stifel.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cara Therapeutics

Cara Therapeutics is a clinical-stage biopharmaceutical company focused on developing and commercializing new chemical entities designed to alleviate pruritus and pain by selectively targeting peripheral kappa opioid receptors (KORs). Cara is developing a novel and proprietary class of product candidates, led by KORSUVA™ (CR845/difelikefalin), a first-in-class KOR agonist that targets the body’s peripheral nervous system, as well as certain immune cells. In Phase 2 trials, KORSUVA injection has demonstrated statistically significant reductions in itch intensity and concomitant improvement in quality of life measures in hemodialysis patients with moderate-to-severe chronic kidney disease-associated pruritus (CKD-aP), and is currently being investigated in Phase 3 trials in hemodialysis patients with CKD-aP. Additionally, in a recently completed Phase 2/3 trial in post-operative patients, I.V. CR845/difelikefalin has demonstrated reduction in moderate-to-severe pain, while also reducing the incidence and intensity of nausea and vomiting throughout the post-operative period.

Forward-Looking Statements

This press release contains or may imply “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements deal with future events and are based on Cara Therapeutics’ current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of Cara Therapeutics could differ materially from those described in or implied by the statements in this press release. For example, forward-looking statements include statements regarding the satisfaction of customary closing conditions in connection with Cara Therapeutics’ public offering. These forward-looking statements are subject to other risks and uncertainties discussed in Cara Therapeutics’ filings with the SEC; including in the “Risk Factors” section of Cara Therapeutics’ Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 15, 2018 and subsequent filings with the SEC. Except as otherwise required by law, Cara Therapeutics disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

CORPORATE CONTACT:

Derek Chalmers, Ph.D., D.Sc.

President & CEO

Cara Therapeutics, Inc.

203-406-3700

MEDIA CONTACT:

Annie Starr

6 Degrees

973-415-8838

astarr@6degreespr.com

INVESTOR CONTACT:

Michael Schaffzin

Stern Investor Relations, Inc.

212-362-1200

michael@sternir.com